Exhibit 99.2

The following certification is provided by the undersigned Chief Financial Officer of Tellabs, Inc. (the “Company”) on the basis of such officer’s knowledge and belief for the sole purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Tellabs, Inc. (the “Company”) on Form 10-Q for the quarter ending June 27, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report), I, Timothy J. Wiggins, the Chief Financial Officer of the Company, certify, pursuant to and for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Timothy J. Wiggins
Timothy J. Wiggins
Chief Financial Officer
Date: August 4, 2003

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The certification in this Report is being furnished in accordance with SEC Release No. 33-8212. The certification is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The certification shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.